UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission
only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Modem Media, Inc.

(Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Modem Media, Inc.
pursuant to Rule 14a-12 of
the Securities and Exchange Act

The following is the text of a memo and newsletter distributed to all employees of Modem Media, Inc. and Digitas Inc. on July 27, 2004:

July 27, 2004

Dear Colleagues:

The combination of Digitas and Modem Media presents all of us with the opportunity to build the next generation leading marketing services agency. We believe the strategic opportunity is extraordinary -- combining two great firms with unparalleled people, skills and client rosters. Based on conversations with many of our clients and with investors, the value of the strategic combination is clear.

We have begun the process of making sure the combination is successful. That said, we are constrained in what we can do until the merger is closed -- which is likely to be in the fourth quarter. While we can plan for the merger, both Digitas and Modem Media must continue to operate as independent companies until the close. Merger teams are being established and some decisions are being made, however, detailed planning and implementation must await the close.

We are addressing some of the framing issues by announcing our plan to create a two-agency model that will include the combination of the London and San Francisco offices under the Modem Media brand. We have taken steps to clarify the leadership issues for each agency with the planned appointment of Laura Lang and Martin Reidy as leaders of the Digitas and Modem Media networks respectively. We have also established the leadership plan for each office within the network. As the integration teams work though many of the issues that are important to all of us, please know that the information will be shared with all of you. For starters, we’ve attached is the first edition of “Integrate Update”, outlining the initial framework for integration planning.

We understand that a merger of any kind, whatever the strategic logic, is personally disruptive and discomforting. We continue to be asked "what does this change mean to me?” Many of your questions require more detailed planning and discussion than has been done yet. Senior leadership teams met last week to establish integration teams and outline a schedule. The attached newsletter will give you a better idea when some of your questions will be answered. It is critically important to both of us that you know how much we value our employees. We ask you please to, hang in there with us through this uncertainty. Continue to maintain focus on client work through the close and we can all look forward to a smooth transition.

Regards,

David Kenny	Marc Particelli
Chairman and CEO, Digitas	President and CEO, Modem Media

Integrate Update Digitas – Modem Media Newsletter

Issue 1	July 26, 2004

K e e p i n g t h e D i g i t a s - M o d e m D i a l o g O p e n P a r t i c i p a t e a s w e p l a n t o I n t e g r a t e : q u e s t i o n s @ d i g i t a s . c o m

N e ws & U p d a t e s

Welcome to the first issue of what we expect to be a recurring newsletter designed to keep you informed broadly of integration issues associated with our pending merger; to answer many of the common questions that you present; and to stimulate a two-way conversation between employees and the companies about the pending Digitas-Modem Media merger.

This issue highlights the first meeting of the two companies’ most senior leaders to begin integration planning. And, it outlines what you should expect to see as progress and additional communication continue over the next several months.

On Monday, July 19, teams from Digitas and Modem got together for a day to identify the key issues that need to drive integration planning and the associated questions that need to be resolved.

The feedback and questions that came from all of you in our all staff meetings—across both companies—last week really set the stage for the July 19 working session. It was a fantastic day with honest dialogue, detailed planning, and personal interaction among the leadership teams. Our leadership teams left feeling even more confident that this merger is a great fit.

The chief result of that meeting is a framework for integration planning. The integration effort is being led by Jeff Cote, Chief Financial and Administrative Officer at Digitas. Select people from support and client-facing functions will be part of the ongoing team which has a lot of work to do to ensure we realize the full potential of this merger.

Over the next week, we’ll be forming sub-teams that will focus on several key areas:

  Employee Value Proposition: The value proposition to our people from a combined organization
  Client Value Proposition: The specific value proposition for clients in both agencies (including what’s shared and what’s different)
  Branding, Selling and Marketing the future organization: How to evolve the brands so that Modem and Digitas are known by our new set of capabilities
  Communication with our Diverse Constituents: How to ensure we have open and appropriate communication with employees, investors, and clients over the next several months as we come together
  Client Conflict Planning: Managing conflicts between clients, as well as among common clients
  Integrating the cultural and physical organizations in London and San Francisco: The organization and cultures of our merged offices (London and SF), and of the Digitas and Modem agencies at-large

  Integrating the support organizations (e.g., HR, Finance, IT, Legal, Facilities etc.)

As part of future newsletters, we’ll read out our progress on a regular basis. In terms of broad timelines for more information on integration planning, here’s what you can expect.

In August, you can expect to learn:

  That integration task forces will be formed consisting of members of the Modem and Digitas organizations that will help to develop integration plans
  That we’ll have some plans about which skills/capabilities will be part of each organization and how we expect them to be integrated in longer term
  How we plan to handle overlapping client relationships, or situations where there might be an industry-related conflict
  More specifics on how to communicate with our vendors and other partners
  Where the London and San Francisco teams will go to work each day
  More about post-close events that will allow us to celebrate and learn more about one another

In September, we expect that you’ll understand:

  What the future organizational structures are likely to look like across both agencies
  What we expect compensation and benefits structure and processes to look like
  What types of formal learning and development opportunities will be available to employees going forward
  How we will share appropriate resources across both companies
  How we’ll share best practices across both companies
  How client assignments might change (though we expect very little change from existing client teams)
  Opportunities that might involve relocating to other offices

We expect that this merger will close in the fourth quarter of this year. While we have a lot of planning to do before then, we can’t work together for our clients until then. So after close, we’ll do more detailed client planning and goal setting to set ourselves up for a great 2005.